EXHIBIT 99.2

Simulations Plus

Integrating Science and Software

For Further Information:

Simulations Plus, Inc.

42505 10th Street West

Lancaster, CA 93534-7059

661-723-7723

www.simulations-plus.com

CONTACT:
Simulations Plus Investor Relations	Hayden IR
Ms. Renée Bouché	Mr. Cameron Donahue
661-723-7723	651-653-1854
renee@simulations-plus.com	cameron@haydenir.com

For Immediate Release:

July 3, 2014

SIMULATIONS PLUS SETS DATE FOR 3rd QUARTER 2014 earnings release and conference call

Conference Call to be on Tuesday, July 8, at 4:15 PM ET

LANCASTER, CA, July 3, 2014 – Simulations Plus, Inc. (Nasdaq: SLP), a leading provider of software and consulting services for pharmaceutical R&D and environmental toxicology, announced that it expects to file its quarterly report on Form 10-Q for the third quarter of its 2014 fiscal year, ended May 31, 2014, with the U.S. Securities and Exchange Commission on Tuesday, July 8, 2014. Chairman and Chief Executive Officer Walt Woltosz will host a conference call to discuss the Company’s performance on Tuesday, July 8, at 1:15 p.m. PT/4:15 p.m. ET.

The conference call will be webcast live and may be accessed by first registering at the following website: https://www2.gotomeeting.com/register/915571978. Upon registering, you will receive a confirmation e-mail with a unique link and instructions for joining the call. Please dial in five to ten minutes prior to the scheduled start time. For listen-only mode, you may dial (646) 307-1724, and enter access code 649-164-171.

About Simulations Plus, Inc.

Simulations Plus, Inc., is a premier developer of groundbreaking drug discovery and development simulation and modeling software, which is licensed to and used in the conduct of drug research by major pharmaceutical, biotechnology, agrochemical, and food industry companies worldwide. Simulations Plus, Inc., is headquartered in Southern California and trades on the NASDAQ Capital Market under the symbol “SLP.” For more information, visit our Web site at www.simulations-plus.com.

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